Exhibit 31.1

CERTIFICATION


I, Martin A. Roenigk, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of CompuDyne Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Intentionally Omitted;

4.   Intentionally Omitted;

5.   Intentionally Omitted.

     Date: August 1, 2007

                                        /s/ Martin Roenigk
                                        ------------------

                                        Martin Roenigk

                                        Chief Executive Officer